UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2006
VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-52045	33-0928885
(Commission File Number)	(IRS Employer Identification No.)

2870 Kilgore Road
Rancho Cordova California	95670
(Address of principal executive offices)	(Zip Code)
1-800-228-4728
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On July 14, 2006 (the “Effective Date”), Volcano Corporation (“Volcano”) and Endicott Interconnect Technologies Inc. (“EI”) entered into a Manufacturing Services Agreement (the “Agreement”). Under the terms of the Agreement, EI is initially responsible for developing and manufacturing a flexible circuit assembly, including related components and subassemblies, to Volcano’s specifications. EI will maintain one or more manufacturing processes and production lines and will be responsible for purchasing certain equipment, jigs and fixtures to be used in the manufacturing process. Volcano will be responsible for purchasing minimum quantities of the flex circuit assembly over a 2-year period totaling approximately $3.9 million.
Unless terminated earlier, the Agreement term is for three years from the Effective Date. Either party may terminate the Agreement for any reason upon 180 calendar days prior written notice to the other party.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION
By:	/s/ John T. Dahldorf
	Name:	John T. Dahldorf
	Title:	Chief Financial Officer

Date: July 18, 2006